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                                                                    Exhibit 23.1
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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 24, 2000 relating to the financial statements, which appears in Red Hat, Inc.'s Annual Report on Form 10-K for the year ended February 29, 2000 and our report dated June 26, 2000 relating to the financial statements of Wire Speed Communications Corporation, with appears in the Current Report on Form 8-K/A of Red Hat, Inc. dated July 27, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/PricewaterhouseCoopers LLP



Raleigh, North Carolina
February 21, 2001